                                                                      EXHIBIT 11





                             FUQUA ENTERPRISES, INC.
              NUMBER OF SHARES USED IN COMPUTING EARNINGS PER SHARE
                               SEPTEMBER 30, 1997

PRIMARY EARNINGS PER SHARE:


TREASURY STOCK METHOD:

                       NUMBER OF
                        TRADING                 TOTAL                  TOTAL
MONTH                     DAYS                   HIGH                   LOW
-----------------------------------------------------------------------------------------------------
July                       22                 $  479.563            $  471.625
August                     21                    463.125               453.000
September                  21                    623.500               613.563
                           --                 ----------            ----------
                           64                 $1,566.188            $1,538.188           $3,104.376
                           ==                 ==========            ==========           ==========


AVERAGE: $3,104.376 divided by 64 divided by 2 = $24.253
=====================================================================================================


OPTIONS                                                               OPTION
OUTSTANDING            SHARES                     PRICE              EXTENSION
-----------------------------------------------------------------------------------------------------
                       26,500                   $ 21.188           $   561,469
                        4,000                     18.875                75,500
                      117,400                     21.250             2,494,750
                       23,000                     20.375               468,625
                            0                     24.500                     0
                        5,000                     21.000               105,000
                       15,000                     20.625               309,375
                        4,000                     18.625                74,500
                      150,000                     20.500             3,075,000
                      100,000                     18.375             1,837,500
                       74,500                     22.125             1,648,312
                      -------                                      -----------
Total                 519,400                                      $10,650,031
                      =======                                      ===========

-----------------------------------------------------------------------------------------------------


                                                                        Third
                                                                      Quarter
                                                                      -------
Average Price (above)                                               $   24,253
                                                                    ----------
Total Option Extension Divided by Average Price                        439,123
Options Outstanding                                                    521,400
                                                                    ----------
Common Stock Equivalents - Dilutive (anti-dilutive)                     80,277
Average Shares Outstanding (see page 2)                              4,482,709
                                                                    ----------
Use for Primary Earnings Per Share 3rd Quarter                       4,562,986
                                                                    ----------
Use for Primary Earnings Per Share Nine-month period
  (Average for 1st, 2nd and 3rd Quarters)                            4,530,113
                                                                    ----------


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




                                   -continued-




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FULLY DILUTED EARNINGS PER SHARE:

AVERAGE NUMBER OF SHARES OUTSTANDING:

BEGINNING               ENDING                         NUMBER               SHARES
DATE                    OF DAYS                      OUTSTANDING          EXTENSION
------------------------------------------------------------------------------------------------------------
7-1-97                  7-31-97                            31              4,482,709            138,963,979

8-1-97                  8-31-97                            31              4,482,709            138,963,979
9-1-97                  9-30-97                            30              4,482,709            134,481,270
                                                           --                                   -----------

                                                           92                                   412,409,228
                                                           ==                                   ===========


Average Number of Shares Outstanding:
Third Quarter (Extension Divided by Number of Days)    4,482,709


------------------------------------------------------------------------------------------------------------


                                                                             THIRD
                                                                            QUARTER
                                                                            -------

Closing Price - 9-30-97                                                   $   30,813
                                                                          ----------

Total Option Extension (from page 1) Divided by Closing Price                345,640

Options Outstanding                                                          519,400
                                                                          ----------
Common Stock Equivalents                                                     173,760

Average Shares Outstanding (from above)                                    4,482,709
                                                                          ----------

Fully Diluted Shares                                                       4,656,469

Less Primary Shares (from page 1)                                          4,562,986
                                                                          ----------

Additional Shares                                                             93,483
                                                                          ----------
Percentage                                                                      2.05%



(Note: Less than 3.0%; no fully diluted presentation required.)
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







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